AURORA LOAN SERVICES

Owner:	None

Depositor:	Structured Asset Securities Corporation
Attention: Mortgage Finance LXS 2007-8H
745 7th Avenue, 7th Floor
New York, NY 10019

Master Servicer:	Aurora Loan Services LLC
Michele Olds
10350 Park Meadows Drive
Littleton, CO 80124

Trustee:	LaSalle Bank, N.A.
Attention: Global Securitization Trust Services Group / LXS 2007-8H
135 South LaSalle Street, Suite 1625
Chicago, IL 60603

Securities Admin

Subject:	Annual Officer's Certification
Fiscal Year:	2007
Investor Code:	H42
Investor Name:	LXS 2007-8H

I, Terry Gentry, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the “Servicer”), do certify the following for the Calendar Year 2007:

1.    A review of the activities of the Servicer during the period beginning on the cut-off date and ending on December 31, 2007 (the reporting period) and of its performance under the Agreement for such period has been made under my supervision.

2.    To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.

Certified by:	AURORA LOAN SERVICES LLC

By /s/ Terry L. Gentry
Name: Terry L. Gentry
Title: Managing Director